                                 EXHIBIT 10.11

           EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND JEFF L. HULL
                             DATED JANUARY 1, 1998


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into, with an effective date of January 1, 1998, by and between Atrium Companies, Inc., a Delaware corporation (together with its successors and assigns permitted hereunder, the "Company"), and Jeff L. Hull (the "Employee").

                                    RECITALS

         A. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to employ the Employee on the terms and conditions set forth herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the respective agreements and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company in accordance with the terms and provisions of this Agreement, for a period (the "Employment Period") commencing on the date herein and ending on the third anniversary of such date. Neither party is under any obligation to extend or renew this Agreement. Any new employment agreement shall only be effective after having been reduced to writing and executed by both parties hereto. In the event Employee continues to perform services after the Employment Period, and pending execution of a new employment agreement, if any, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice.

2.       TERMS OF EMPLOYMENT.

         a.      Position and Duties.

                 i. During the term of the Employee's employment, the Employee shall serve as Chief Financial Officer of the Company, and, in so doing, shall perform the normal duties and responsibilities associated with such position, subject to the general direction, approval and control of the President and Chief Executive Officer of the Company.

                 ii. During the term of the Employee's employment, and excluding any periods of vacation and other leave to which the Employee is entitled, the Employee agrees to devote his full business time to the business and affairs of the Company and to use the Employee's best efforts to perform faithfully, effectively and efficiently his duties and responsibilities.

                 iii. During the term of the Employee's employment it shall not be a violation of this Agreement for the Employee to serve on corporate, civic or charitable boards or committees, deliver lectures or fulfill speaking engagements and manage personal investments, so long as such activities do not interfere with the performance of the Employee's duties and responsibilities as an employee of the Company.

                 iv. Employee agrees to observe and comply with the Company's rules and policies as adopted by the Company from time to time.

         a.      Compensation.

                 i. Base Salary. During the term of the Employee's employment, the Employee shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, in an amount equal to $125,000. The Board, in its discretion, may at any time increase the amount of the Annual Base Salary to such greater amount as it may deem appropriate, and the term "Annual Base Salary," as used in this Agreement, shall refer to the Annual Base Salary as it may be so increased. It is understood that the Company may, at any time, in the discretion of the Board, increase, but not decrease, the amount of the Annual Base Salary.

                 ii. Incentive Bonus. Subject to the other terms and conditions of this Agreement and as further compensation for the performance of his services hereunder, during the term of his employment under this Agreement, the Employee shall be eligible to receive an annual incentive bonus (the "Incentive Bonus") in accordance with the Bonus Structure, attached hereto as Exhibit A.

                          (A) Targets. Prior to the end of each calendar year, the Board's Compensation Committee shall approve the performance targets (the "Targets") upon which the Employee's Incentive Bonus for the following year will be based with respect to each of the criteria described in the Bonus Structure, except that the Targets for 1998 have been approved by the Board's Compensation Committee as of the date hereof. The Targets for 1998 are as described in Exhibit B, which is hereby incorporated as part of this Agreement. The Targets for each of such criteria in each subsequent calendar year shall, after approval by the Board's Compensation Committee, be attached hereto as Exhibit B as a substitute for the previous years' Targets, and shall become a part of this Agreement for such calendar year.

                          (B) Amount and Calculation. Should the Employee achieve 100% of the Targets, the Incentive Bonus shall be $35,000 (the "Base Incentive Bonus"). A lesser or greater Incentive Bonus will result should the Employee achieve less or more than 100% of the Targets, but in any event, the maximum Incentive Bonus that the Employee shall be eligible to receive is $39,375, such amount to be determined in accordance with the terms of Exhibit A hereto. The Employee understands and agrees that he is not guaranteed an Incentive Bonus and that the amount of Incentive Bonus, if any, is dependent on his achieving one or more of the Targets for the criteria set forth in the Bonus Structure. In this regard, should the Employee fail to achieve any of such Targets, the Employee shall not be entitled to the Incentive Bonus for the applicable period. "EBITDA," as used in this Agreement and the Bonus Structure for any calendar year, shall mean the earnings before income tax, depreciation and amortization for such year, as determined in accordance with generally accepted accounting principles by the certified public accountants regularly engaged by the Company. The determination of the Company's regularly engaged public accountants shall be final and conclusive on the parties hereto.

                          (C) Time of Payment. The Incentive Bonus shall be paid to the Employee on or before March 15 of the calendar year immediately following the year with respect to which the calculation of the Incentive Bonus is made. Payment of the Incentive Bonus shall be accompanied by a copy of the calculation on which the Incentive Bonus is based.

                 iii. Incentive, Savings, Stock Option and Retirement Plans. During the term of the Employee's employment, the Employee shall be entitled to participate in all incentive, savings, stock option and retirement plans, practices, policies and programs applicable generally to other employees of the Company ("Investment Plans"), as amended from time to time.

                 iv. Welfare Benefit Plans. During the term of the Employee's employment, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under the welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company (including medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), as amended from time to time, to the extent applicable generally to other employees of the Company.

                 v. Perquisites. During the term of the Employee's employment, the Employee shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any policies, practices and procedures established by the Board, as amended from time to time.

                 vi. Expenses. During the term of the Employee's employment, the Employee shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by the Employee in accordance with the Company's policies, practices and procedures, as amended from time to time.

                 vii. Automobile. The Company recognizes the Employee's need for an automobile for business purposes. The Company shall provide the Employee with an automobile allowance of $500 per month.

                 viii. Vacation. During the term of the Employee's employment, the Employee shall be entitled to four (4) weeks paid vacation each calendar year. Any vacation shall be taken at the reasonable and mutual convenience of the Company and the Employee. Accrued vacation not taken in any calendar year will not be carried forward or used in any subsequent calendar year and the Employee shall not be entitled to receive pay in lieu of accrued but unused vacation in any calendar year.

         b. Key-Man Insurance. At any time during the Employment Period, the Company shall have the right to insure the life of the Employee for the Company's sole benefit, and to determine the amount of insurance and the type of policy. The Employee shall cooperate with the Company in taking out such insurance by submitting to physical examinations, by supplying all information required by the insurance company, and by executing all necessary documents. The Employee shall incur no financial obligation by executing any required document, and shall have no interest in any such policy.

3.      TERMINATION OF EMPLOYMENT.

         a. Death or Disability. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period. If the Disability (as defined below) of the Employee has occurred during the Employment Period, the Company may give to the Employee written notice in accordance with Section 12(b) of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), if, within the 30 days after such receipt, the Employee shall not have returned to perform, with or without reasonable accommodation, the essential functions of his position. For purposes of this Agreement, "Disability" shall mean the Employee's inability to perform, with or without reasonable accommodations, the essential functions of his position hereunder for a period of 120 days, consecutive or non-consecutive, in any 12-month period due to mental or physical incapacity, as determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative, such agreement as to acceptability not to be unreasonably withheld or delayed. Any refusal by Employee to submit to a medical examination for the purpose of determining Disability under this Section 3(a) shall be deemed to constitute conclusive evidence of Employee's Disability.

         b. Cause or Without Cause. The Company may terminate the Employee's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" shall mean a breach by the Employee of the Employee's obligations under Section 2(a) (other than as a result of physical or mental incapacity) which constitutes a continued material nonperformance by the Employee of his obligations and duties thereunder, as determined by the Board, and which is not remedied within 30 days after receipt of written notice from the Company specifying such breach; commission by the Employee of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company, as reasonably determined by a majority of the members of the Board after a hearing by the Board following ten days' notice to the Employee of such hearing; a material breach by the Employee of Sections 7, 8, 9, 10 or 11; the Employee's conviction, plea of no contest or nolo contendere, or unadjudicated probation for any felony or crime involving moral turpitude; the failure of the Employee to carry out, or comply with, in any material respect any lawful directive of the Board consistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; or (vi) the Employee's unlawful use (including being under the influence) or possession of illegal drugs on the Company's premises or while performing the Employee's duties and responsibilities under this Agreement. The Company may suspend the Employee's title and authority pending the hearing provided for in clause (ii) above, and such suspension shall not constitute "Good Reason" as defined below. For purposes of this Agreement, "without Cause" shall mean a termination by the Company of the Employee's employment during the Employment Period for any reason other than a termination based upon Cause, death, Disability or upon a Change of Control, as defined below.

         c. Good Reason. The Employee's employment may be terminated during the Employment Period by the Employee for Good Reason or without Good Reason; provided, however, that the Employee agrees not to terminate his employment for Good Reason unless (i) the Employee has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (ii) the Company has not remedied such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement, "Good Reason" shall mean:

                 i. any significant reduction, approved by the Board without the Employee's consent, in the Employee's position, authority, duties or responsibilities as contemplated in Section 2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee.

                 ii. any termination or material reduction of a material benefit under any Investment Plan or Welfare Plan in which the Employee participates unless (A) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to such termination or reduction or (B) benefits under such Investment Plan or Welfare Plan are terminated or reduced with respect to all employees previously granted benefits thereunder;

                 iii. any failure by the Company to comply with any of the provisions of Section 2(b), other than an inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee;

                 iv. without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other affiliates (as defined below) of (A) this Agreement or (B) any other agreement between the Employee and the Company or any such subsidiary or other affiliate; or

                 v. the Company's requirement that the Employee's ongoing and regular duties and responsibilities be performed in a location other than the Dallas/Fort Worth Metroplex area, except for travel reasonably required in the performance of the Employee's duties and responsibilities.

         As used in this Agreement, "affiliate" means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term "control," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and "person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         d. Change of Control. If a Change of Control occurs during the Employment Period and the Board determines in good faith that it is in the Company's best interest to terminate the Employee's employment with the Company, within 90 days of such Change of Control the Company may terminate the Employee's employment by giving the Employee written notice in accordance with
Section 12(b) of its intention to terminate the Employee's employment. Any such termination by the Company as contemplated in this Section 3(d) is referred to herein as a termination "upon a Change of Control." For purposes of this Agreement, "Change of Control" shall have the meaning given to such term in the Atrium Corporation 1996 Stock Option Plan, as such Plan may be amended from time to time.

         e. Notice of Termination. Any termination by the Company for Cause or without Cause or upon a Change of Control, or by the Employee for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which indicates the specific termination provision in this Agreement relied upon, to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause or a termination upon a Change of Control shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

         f. Date of Termination. "Date of Termination" means if the Employee's employment is terminated by the Company for Cause or upon a Change of Control, or by the Employee for Good Reason or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(e), as the case may be, if the Employee's employment is terminated by the Company other than for Cause or upon a Change of Control, the date on which the Company notifies the Employee of such termination and if the Employee's employment is terminated by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be.

4.       OBLIGATIONS OF THE COMPANY UPON TERMINATION.

         a. For Cause; Without Good Reason; Other Than for Death, Disability or Upon a Change of Control. If, during the Employment Period, the Company shall terminate the Employee's employment for Cause or the Employee shall terminate his employment without Good Reason, and the termination of the Employee's employment in any case is not due to his death or Disability or upon a Change of Control, the Employee shall forfeit all rights to the Incentive Bonus otherwise due to him or to which he may be entitled, and the Company shall have no further payment obligations to the Employee or his legal representatives, other than for the payment of: (i) in a lump sum in cash within ten (10) days after the Date of Termination the sum of the Employee's Annual Base Salary through the Date of Termination to the extent not theretofore paid, any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) and any accrued vacation pay (collectively, the "Accrued Obligations"); and (ii) any amount arising from the Employee's participation in, or benefits under, any Investment Plans (the "Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans.

                 i. Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, the Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of: in a lump sum in cash within ten (10) days after the Date of Termination the Accrued Obligations; the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; and the Incentive Bonus prorated from the first day of the Company's then-current fiscal year to the Date of Termination (the "Prorated Incentive Bonus"), to be paid in accordance with Section 2(b)(ii)(C).

                 ii. Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, the Company shall have no further payment obligations to the Employee or his legal representatives, other than for payment of: in a lump sum in cash within ten (10) days after the Date of Termination the Accrued Obligations; the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; and the Prorated Incentive Bonus, to be paid in accordance with Section 2(b)(ii)(C).

                 iii. Without Cause or for Good Reason. If the Employee's employment is terminated by the Company without Cause or by the Employee for Good Reason, the Company shall have no further payment obligations to the Employee or his legal representatives, other than for: (i) payment of, in a lump sum in cash within ten (10) days after the Date of Termination, the Accrued Obligations; (ii) payment of the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; (iii) payment of the Prorated Incentive Bonus, to be paid in accordance with Section 2(b)(ii)(C); and (iv) payment of one-twelfth of the sum of the Employee's Annual Base Salary on the Date of Termination and the Annual Incentive Bonus for each month during a period of 12 months following the Date of Termination (the "Severance Period"), in accordance with the customary payroll practices of the Company.

                 iv. Change of Control. If the Employee's employment is terminated upon a Change of Control as contemplated in Section 3(d), the Company shall have no further payment obligations to the Employee or his legal representatives, other than for (i) payment of, in a lump sum in cash within ten (10) days after the Date of Termination, the Accrued Obligations; (ii) payment of the Accrued Investments, which shall be payable in accordance with the terms and conditions of the Investment Plans; (iii) payment of the Prorated Incentive Bonus, to be paid in accordance with Section 2(b)(ii)(C); and (iv) payment of one-twelfth of the sum of the Employee's Annual Base Salary on the Date of Termination and the Annual Incentive Bonus for each month during the Severance Period, in accordance with the customary payroll practices of the Company; provided, however, that the payments contemplated in (iii) and (iv) above shall not be made to the Employee if, following such Change of Control, Randall S. Fojtasek continues to act in the capacity of President and Chief Executive Officer of the Company.

5.       RETENTION BONUS.  Following a "Change of Control," as contemplated in
Section 3(d), if the Employee is employed by the Company in his current position or in a more senior position, or by a subsidiary or other affiliate of the Company in a position with authority, duties and responsibilities substantially similar to or greater than those of his current position, on the 12-month anniversary of the Change of Control, the Company shall pay the Employee a retention bonus in the amount of $75,000. Nothing in this Section 5 shall be deemed to give the Employee the right to be retained in the employ of the Company or to restrict the right of the Company to terminate the Employee at any time and for any reason, without Cause or for Cause or upon a Change of Control. Nothing in this Section 5 shall be deemed to give the Company the right to require the Employee to remain in the employ of the Company or to restrict the Employee's right to terminate his employment at any time and for any reason, without Good Reason or for Good Reason.

6. FULL SETTLEMENT, MITIGATION. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. Neither the Employee nor the Company shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of the Employee's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages from the Employee for any breach of Sections 7, 8, 9, 10, or 11 by the Employee or for the Employee's criminal misconduct.

7.       CONFIDENTIAL INFORMATION.

         a. The Employee acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information (collectively, the "Confidential Information"). "Confidential Information" includes sales materials, technical information, processes and compilations of information, records, specifications and information concerning customers or venders, manuals relating to suppliers' products, customer lists, information regarding methods of doing business, and the identity of suppliers. "Confidential Information" shall not include information that is generally known to other persons or entities who can obtain economic value from its disclosure or use and information required to be disclosed by the Employee pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof; provided, however, that the Employee shall take all reasonable steps to prohibit disclosure pursuant to subsection (ii) above.

         b. During and following the Employee's employment by the Company, the Employee shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information or proprietary data of the Company or its affiliates except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company or its affiliates or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties as an employee of the Company.

         c. The Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than the Company or its affiliates.

         d. As used in this Section 7, "Company" shall include Atrium Companies, Inc. and any of its subsidiaries.

8. SURRENDER OF MATERIALS UPON TERMINATION. All records, files, documents and materials, or copies thereof, relating to the Company's and its respective affiliates' business which the Employee shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company or its affiliates, as the case may be, and shall be returned promptly by the Employee to the owner upon termination of the Employee's employment with the Company. As used in this Section 8, "Company" shall include Atrium Companies, Inc. and any of its subsidiaries.

9. SUCCESSORS. The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, subject, however, to the Employee's right to terminate this Agreement for Good Reason as provided in Section 3(c), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. The Company shall require that any successor agree to assume in writing the obligations of the Company pursuant to this Agreement and the failure to secure such assumption on or prior to the closing of any merger or similar transaction shall constitute Good Reason under Section 3(c); provided, however, that nothing set forth in this
Section 9 shall be deemed to limit or otherwise affect in any way the right of the Company or such successor to terminate the Employee's employment upon a Change in Control as contemplated in Section 3(d). The rights of the Employee under this Agreement may not be assigned or encumbered by the Employee, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void. However, all rights of the Employee under this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Employee hereunder shall be paid, in the event of the Employee's death, to the Employee's estate, heirs and representatives.

10.      NON-COMPETITION.

         a. The term of Non-Competition (herein so called) shall be for a term beginning on the date hereof and continuing until (i) the first anniversary of the Date of Termination if the Employee's employment is terminated by the Company for Cause or due to Disability or by the Employee without Good Reason, (ii) the Date of Termination if the Employee's employment is terminated by the Company without Cause (and not due to Disability) or by the Company for Good Reason or (iii) the first anniversary of the last date of the Severance Period if the Employee's employment is terminated upon a Change of Control.

         b. During the term of Non-Competition, the Employee will not (other than for the benefit of the Company or its affiliates pursuant to this Agreement) directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever engage in the business of manufacturing, marketing or distributing windows or doors or in any other business activity that the Company is conducting on the Date of Termination or has notified the Employee that it proposes to conduct in the United States (a "Competing Business"), hire, attempt to hire, or contact or solicit with respect to hiring any officer, employee or consultant of the Company or its affiliates, or divert or take away any customers or suppliers of the Company or its affiliates. Notwithstanding the foregoing, the Company agrees that the Employee may own less than five percent of the outstanding voting securities of any publicly traded company that is a Competing Business so long as the Employee does not otherwise participate in such competing business in any way prohibited by the preceding clause.

         c. The Employee acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the goodwill of the Company and its affiliates and the confidentiality of their Confidential Information, and to protect the other legitimate business interests of the Company and its affiliates.

         d. If any court determines that any portion of this Section 10 is invalid or unenforceable, the remainder of this Section 10 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 10, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

         e. As used in this Section 10, "Company" shall include Atrium Companies, Inc. and any of its subsidiaries.

11. INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) related to the Company's business, whether or not patentable, copyrightable, registrable as a trademark, or reduced to writing, that the Employee may discover, invent or originate during the Employment Period, and for a period of twelve (12) months thereafter, either alone or with others and whether or not during working hours or by the use of the facilities of the Company ("Inventions"), shall be the exclusive property of the Company. The Employee shall promptly disclose all Inventions to the Company, shall execute at the request of the Company any assignments or other documents the Company may deem necessary to protect or perfect its rights therein, and shall assist the Company, at the Company's expense, in obtaining, defending and enforcing the Company's rights therein. The Employee hereby appoints the Company as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by the Company to protect or perfect its rights to any Inventions. As used in this Section 11, "Company" shall include Atrium Companies, Inc. and any of its subsidiaries.

12.      MISCELLANEOUS.

         a. Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or
interpretation.   Any references to paragraphs, subparagraphs, sections or
subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) "and" and "or" are each used both conjunctively and disjunctively;
(c) "any," "all," "each," or "every" means "any and all", and "each and every";
(d) "includes" and "including" are each "without limitation"; (e) "herein," "hereof," "hereunder" and other similar compounds of the word "here" refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection; and (f) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

         b. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Employee:                Jeff L. Hull
                                             941 Gibbs Crossing
                                             Coppell, Texas  75019
                                             (972) 304-9177
                                             Fax:  (972) 304-5238

          If to the Company:                 Atrium Companies, Inc.
                                             1341 West Mockingbird Lane
                                             Suite 1200W
                                             Dallas, Texas 75247
                                             Attention:  Randall S. Fojtasek
                                             Fax: (214) 631-4231
          with a copy to:

                                             Vinson & Elkins L.L.P.
                                             3700 Trammel Crow Center
                                             2001 Ross Avenue
                                             Dallas, Texas 75201
                                             Attention: Michael D. Wortley
                                             Fax: (214) 220-7716

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         c. Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         d. Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of such withholding shall arise.

         e. No Waiver No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

         f. Equitable Relief. The Employee acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of
Section 7, 8, 9, 10 or 11 by the Employee and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Section 7, 8, 9, 10 or 11 by the Employee.

         g. Complete Agreement. The provisions of this Agreement constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, representations and understandings between the Employee and the Company, or its affiliates and subsidiaries, which are hereby terminated. Other than expressly set forth herein, the Employee and the Company acknowledge and represent that there are no other promises, terms, conditions or representations (oral or written) regarding any matter relevant hereto. This Agreement may be executed in two or more counterparts. Notwithstanding any other provision set forth in this Agreement, the Employee hereby acknowledges and agrees that Atrium Corporation, the Company's sole stockholder, and each of the Company's subsidiaries are intended third party beneficiaries of this Section 12(g), and each of them shall be entitled to rely on the acknowledgments and agreements of the Employee made in this Section 12(g) to the same extent as if they were parties to this Agreement.

         h. Arbitration. The Company and the Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question ("claims"), whether or not arising out of this Agreement or the Employee's employment (or its termination), whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against the Employee or that the Employee may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities' respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company's right to seek equitable relief, including injunctive relief and specific performance, and damages in a court of competent jurisdiction for an alleged breach of Sections 7, 8, 9, 10 or 11 of this Agreement. Claims covered by this agreement to arbitrate also include claims by the Employee for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin or any other factor) and retaliation. In the event of any breach of this Agreement by the Company, it is expressly agreed that notwithstanding any other provision of this Agreement, the only damages to which Employee shall be entitled is lost compensation and benefits in accordance with Section 2(b) or 4. The Company and the Employee agree that any arbitration shall be in accordance with the Federal Arbitration Act ("FAA") and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American
Arbitration Association ("AAA").   If a party refuses to honor its obligations
under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law), or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas, upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 12(h), the party in whose favor the Arbitrator renders the award shall be entitled to have and recover from the other party all costs and expenses incurred including reasonable attorneys' fees, expert witness fees, and costs actually incurred. Any and all of the arbitrator's orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties.

         i. Survival. Sections 7, 8, 9, 10, 11, and 12 of this Agreement shall survive the termination of this Agreement.

         j. Choice of Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of law of Texas or any other jurisdiction, and, where applicable, the laws of the United States.

         k. Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Employee.

         l. Employee Acknowledgment. Employee acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

         IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, on this 1st day of January, 1998, to be effective as of the day and year first above written.

                                             EMPLOYEE



                                             /s/ JEFF L. HULL
                                             -------------------------------
                                             Jeff L. Hull


                                             ATRIUM COMPANIES, INC.



                                             By: /s/ RANDALL S. FOJTASEK
                                                ----------------------------
                                                Randall S. Fojtasek
                                                President

                                   EXHIBIT A

     Fifty percent (50%) of the Employee's Incentive Bonus ("EBITDA Bonus") shall be payable based upon achievement of the following targets:

     o If Atrium Companies, Inc. achieves 80% of its budgeted EBITDA, the Employee shall receive 50% of the EBITDA Bonus.

     o If Atrium Companies, Inc. achieves 90% of its budgeted EBITDA, the Employee shall receive 75% of the EBITDA Bonus.

     o If Atrium Companies, Inc. achieves 100% of its budgeted EBITDA, the Employee shall receive 100% of the EBITDA Bonus.

     o If Atrium Companies, Inc. achieves 110% of its budgeted EBITDA, the Employee shall receive 125% of the EBITDA Bonus.

          The EBITDA Bonus will be paid on a sliding scale and on a pro rata basis. For example, if 95% of the budgeted EBITDA is achieved, the Employee is entitled to 87.5% of the EBITDA Bonus. No EBITDA Bonus will be paid if Atrium Companies, Inc. achieves less than 80% of the budgeted EBITDA.

     Thirty-five percent (35%) of the Employee's Incentive Bonus shall be payable based upon achievement of the following targets:

     o If Atrium Companies, Inc. meets its performance targets with respect to Bad Debts/Collections, then the Employee shall be entitled to receive 10% of the Employee's Incentive Bonus.

     o If Atrium Companies, Inc. meets its performance targets with respect to Accounts Receivable Days, then the Employee shall be entitled to receive 15% of the Employee's Incentive Bonus.

     o If Atrium Companies, Inc. meets its performance targets with respect to Month End Closings, then the Employee shall be entitled to receive 10% of the Employee's Incentive Bonus.

     o If Atrium Companies, Inc. meets its performance targets with respect to the filing of tax returns and of various reports, then the Employee shall be entitled to receive 10% of the Employee's Incentive Bonus.

     o These parts of the Employee's Incentive Bonus shall not be paid on a sliding scale or pro rata basis.

     The remaining fifteen percent (15%) of the Employee's Incentive Bonus shall be based upon achievement of objective standards, to be determined by the Company.

                                   EXHIBIT B


       CRITERIA                                  1998 TARGETS                      1997 ACTUAL
       --------                                  ------------                      -----------
Budgeted EBITDA                               $29,393,153                        $26,595,640

Amount of Bad Debt Write-off                  $1,250,000 (or less)               $ 1,368,191

Average Number of Days Accounts
Receivable are Outstanding                    49.0 days (or less)                51.1 days

Average Number of Days into Subsequent
Month for Closing of Month-end
Financial Statements                          17 days (or less)                  19 days

Other Criteria: Complete Installation of
Management Information System at Targeted
Number of Divisions                           3 divisions (or more)              2 divisions

Timely filing of
         Tax Returns                          90 days after year-end             90 days after year-end
         SEC Reporting                        90 days after year end             90 days after year end
                                              45 days after quarter-end          45 days after quarter-end
         Bank Reporting                       30 days after month-end            30 days after month-end
         Board Reporting                      30 days after month-end            30 days after month-end


APPROVED:

/s/ JEFF L. HULL                                   January 1, 1998
-------------------------------                    -----------------
Jeff L. Hull                                       Date

/s/ RANDALL S. FOJTASEK                            January 1, 1998
-------------------------------                    -----------------
Randall S. Fojtasek                                Date